                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                         BOSTON SCIENTIFIC CORPORATION
                (Name of Registrant as Specified In Its Charter)

                         BOSTON SCIENTIFIC CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

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

                            [Boston Scientific LOGO]

                                                           Natick, Massachusetts
                                                                   April 6, 2001

Dear Fellow Stockholder:

     You are cordially invited to attend Boston Scientific Corporation's Annual Meeting of Stockholders to be held on Tuesday, May 8, 2001, beginning at 10:00 A.M. Eastern Daylight Time, at the Fleet Conference and Training Center, 100 Federal Street, Boston, Massachusetts.

     This year you are being asked to elect two directors and to approve an amendment to the Boston Scientific Corporation Global Employee Stock Ownership Plan increasing the number of shares reserved for issuance. Your Board of Directors urges you to read the accompanying proxy statement and recommends that you vote "FOR" each of the proposals.

     At the meeting, management will also report on the Company's performance and an opportunity will be provided for stockholders to ask questions.

     The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy card in the envelope provided at your earliest convenience. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

     Thank you for your cooperation.

                                            Very truly yours,

                                            PETE NICHOLAS
                                            Chairman of the Board

                            [Boston Scientific LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                           Natick, Massachusetts
                                                                   April 6, 2001

     The Annual Meeting of Stockholders of Boston Scientific Corporation will be held at the Fleet Conference and Training Center, 100 Federal Street, Boston, Massachusetts on Tuesday, May 8, 2001, beginning at 10:00 A.M. Eastern Daylight Time, for the following purposes:

         1.   To elect two directors;

         2. To approve an amendment to the Boston Scientific Corporation Global Employee Stock Ownership Plan increasing the shares reserved for issuance; and

         3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Stockholders of record at the close of business on March 16, 2001 are entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

     Stockholders are requested to complete, sign, date and mail the enclosed proxy card in the envelope provided. No postage is required if mailed in the United States. Record holders may also vote electronically or telephonically by following the instructions printed on the enclosed proxy card.

                                            By Order of the Board of Directors

                                            Paul W. Sandman
                                            Secretary

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE EITHER (1) DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED; OR
(2) CALL THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD; OR (3) VOTE VIA THE INTERNET AS INDICATED ON THE PROXY CARD.

                            [Boston Scientific LOGO]

                          ONE BOSTON SCIENTIFIC PLACE
                          NATICK, MASSACHUSETTS 01760

                                 APRIL 6, 2001

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

THE ANNUAL MEETING

     The Annual Meeting of Stockholders of Boston Scientific Corporation ("Boston Scientific" or the "Company") will be held on Tuesday, May 8, 2001, beginning at 10:00 A.M. Eastern Daylight Time, at the Fleet Conference and Training Center, 100 Federal Street, Boston, Massachusetts. At this meeting, stockholders will be asked to elect two directors and to approve an amendment to the Boston Scientific Corporation Global Employee Stock Ownership Plan (the "GESOP") increasing the number of shares reserved for issuance. Management of the Company will also report on the Company's performance during fiscal 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO ATTEND AND VOTE AT THE ANNUAL MEETING?

     Stockholders of record at the close of business on March 16, 2001 are entitled to attend and vote at the Annual Meeting. Each share of common stock is entitled to one vote. The proxy card provided with this proxy statement indicates the number of shares of Boston Scientific common stock that you own and are entitled to vote.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on March 16, 2001, the record date, will constitute a quorum for purposes of this meeting. As of the record date, 400,296,873 shares of Boston Scientific common stock were outstanding. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and broker non-votes (described below) will be counted.

HOW DO I VOTE BY PROXY?

     Your vote is very important. Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States.

     If you properly fill in your proxy card and our transfer agent receives it in time to vote at the meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

        - FOR the election of both nominees for director; and

        - FOR the approval of the amendment to the GESOP.

     If any other matter is presented, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business which is intended to be acted on at the Annual Meeting.

CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

     If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone or electronically through the Internet by following the instructions printed on your proxy card.

HOW DO I VOTE IF MY SHARES ARE HELD BY MY BROKER?

     If your shares are held by your broker in "street name", you will need to instruct your broker how to vote your shares in the manner provided by your broker. Your broker may also offer electronic or telephonic voting.

WHAT DISCRETION DOES MY BROKER HAVE TO VOTE MY SHARES HELD IN "STREET NAME"?

     New York Stock Exchange rules allow your broker to vote your shares with respect to the election of directors and the approval of the amendment to the GESOP, even if it does not receive instructions from you, so long as it holds your shares in its name. There are, however, certain matters with respect to which brokers do not have such discretionary authority. Should such a matter come to a vote at this meeting, your shares will not be voted on that matter. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. You may change your vote at any time before the proxy is exercised. To change your vote, you may:

        - file with the Secretary of the Company a written notice "revoking" your earlier vote;

        - submit to our transfer agent a properly completed and signed proxy card with a later date;

        - vote again telephonically or electronically; or

        - vote in person at the meeting.

     The last dated proxy or vote cast will be counted.

HOW DO I VOTE IN PERSON?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot or a new proxy card when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on March 16, 2001, the record date for voting.

HOW DO I VOTE MY 401(K) AND OUS GESOP SHARES?

     If you participate in the Boston Scientific Corporation 401(k) Savings Plan or live outside of the United States and participate in the GESOP, you will receive a single proxy card that covers both shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If any of your plan accounts are not registered in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Properly completed and signed proxy cards will serve to instruct the trustees and fiduciaries of the Company's 401(k) Plan and GESOP how to vote any Company shares held by the 401(k) Plan or GESOP on your behalf.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

     - FOR THE ELECTION OF DIRECTORS. The two nominees for director who receive the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either "for" or "against" the nominee, although it will be counted for purposes of determining whether there is a quorum.

     - FOR THE APPROVAL OF AN AMENDMENT TO THE GESOP. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required "for" the approval of the amendment to the GESOP. Abstentions will have the same effect as voting against this proposal while broker non-votes will not affect the outcome of voting on this proposal.

     - OTHER MATTERS. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required for most other matters which may properly come before the meeting. At present, the Board knows of no other matters to be presented for stockholder action at the meeting.

IS VOTING CONFIDENTIAL?

     Yes. Proxy cards, ballots and voting tabulations are treated as confidential by the Company. Generally, only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to these documents.

HOW IS THE COMPANY SOLICITING PROXIES?

     Proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or other media by the officers or employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company.

                           PROPOSALS TO BE VOTED UPON

PROPOSAL 1: ELECTION OF DIRECTORS.

     You are being asked to vote for two directors at this Annual Meeting. The Board is nominating Joseph A. Ciffolillo and N.J. Nicholas, Jr. for re-election. If elected, these directors would serve as Class III Directors for a term of three years, expiring at the Company's 2004 Annual Meeting. Mr. John Pepper, a Class III Director whose term expires at this Annual Meeting, is not standing for re-election at this time due to renewed responsibilities associated with his primary employment. Accordingly, upon expiration of Mr. Pepper's term as director, the number of Board members will automatically be reduced from ten to nine members.

     The Company knows of no reason why either of Messrs. Ciffolillo or Nicholas would be unable to serve as a director. Should, however, such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

THE NOMINEES

Joseph A. Ciffolillo.................  Mr. Ciffolillo joined the Company in 1983 as President of
Age 62                                 Medi-tech, Inc. During his tenure at the Company, he also
Director since 1992                    served as President of Microvasive, Inc. and as Executive
                                       Vice President and Chief Operating Officer from 1989 until his retirement in 1996. In 1992, Mr. Ciffolillo became a
                                       director of the Company. Prior to joining the Company, Mr.
                                       Ciffolillo served in a number of management positions with
                                       Johnson & Johnson from 1963 to 1983, including Executive
                                       Vice President of Codman and President, Johnson & Johnson
                                       Orthopedic Company, a company of which he was also a
                                       co-founder. Mr. Ciffolillo is a member of the Spray Venture
                                       Fund Investment Committee and serves on a number of for
                                       profit and not-for-profit boards. Mr. Ciffolillo also serves as Chairman of the Advisory Board of the Health Science
                                       Technology Division of Harvard University and Massachusetts
                                       Institute of Technology. Mr. Ciffolillo received his B.A.
                                       from Bucknell University where he also serves as a Member of the Board of Trustees.

N.J. Nicholas, Jr. ..................  Mr. Nicholas is a private investor. Previously, he served as
Age 61                                 President of Time, Inc. from September 1986 to May 1990 and
Director since 1994                    Co-Chief Executive Officer of Time Warner, Inc. from May
                                       1990 until February 1992. Mr. Nicholas is a director of
                                       Xerox Corporation and Priceline.com and also serves on the board of several privately-owned media companies. He has
                                       served as a member of Turner Broadcasting and the
                                       President's Advisory Committee for Trade Policy and
                                       Negotiations and the President's Commission on Environmental
                                       Quality. Mr. Nicholas is also Chairman of the Advisory Board of the Columbia University Graduate School of Journalism, a
                                       Trustee of Environmental Defense and a member of the Council on Foreign Relations. Mr. Nicholas received an A.B. degree from Princeton University and an M.B.A. degree from Harvard
                                       Business School. He is also the brother of Pete Nicholas,
                                       Chairman of the Board of Boston Scientific.

   THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF BOTH NOMINEES FOR
                                   DIRECTOR.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE BOSTON SCIENTIFIC CORPORATION GLOBAL
            EMPLOYEE STOCK OWNERSHIP PLAN ("GESOP").

     On February 27, 2001, the Board of Directors of the Company approved an amendment to the GESOP increasing the number of shares available for issuance under the GESOP from 3,000,000 to 7,500,000. At this Annual Meeting, you are being asked to approve this increase. The Company believes that this amendment is necessary to ensure that a sufficient reserve of common stock is available under the GESOP for 2001 and several years thereafter.

     The purpose of the GESOP is to encourage ownership of common stock by employees of the Company and related corporations and to promote the success of the business of the Company by aligning employee and shareholder interests. The Company offers eligible employees the opportunity to purchase common stock on a regular basis through the GESOP, generally through payroll deductions. Accordingly, the GESOP is important in attracting and retaining employees in today's competitive labor market, which is essential to the Company's long-term growth and success.

     Set forth below is a summary of certain provisions of the GESOP and a brief and general description of the U.S. Federal income tax treatment applicable to the purchase of common stock under the GESOP. Applicable tax treatment for eligible employees outside the United States is generally subject to the laws, rules and regulations of the taxing authorities in local jurisdictions.

     Administration. The GESOP is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The current members of the Committee are Joel L. Fleishman, Ray J. Groves. Lawrence L. Horsch and Warren B. Rudman. The Committee has the authority and discretion, among other things, to interpret the GESOP, to prescribe, amend and rescind rules and regulations relating to the GESOP, to resolve disputes arising under the GESOP, to determine which and when related corporations may participate in the GESOP, to determine the terms under which shares of common stock may be purchased under the GESOP, and to make all other determinations necessary or advisable for the administration of the GESOP. The Committee has delegated its authority, responsibility and discretion to administer the day-to-day operation of the GESOP to certain executive officers and employees of the Company.

     Eligibility. Generally, employees who have properly completed a membership agreement and are customarily employed by and regularly scheduled to work for the Company, or those of its related corporations designated by the Committee, for more than twenty hours per week will be eligible to purchase common stock under the GESOP. No rights to purchase common stock will be granted to any employee, however, if, after the grant of the right and all other grants under the GESOP and any other stock purchase plan of the Company or its related corporations, the employee would own common stock representing five percent (5%) or more of the total voting power or value of the Company's common stock, or if the grant would result in the employees accruing rights in a calendar year to purchase more than $25,000 in value of common stock under the GESOP and any other stock purchase plan of the Company or its related corporations. The Committee may establish additional limitations on the number of shares of common stock available for purchase by eligible employees from time to time or with respect to one or more Offering Periods (described below).

     Offering Periods. The GESOP provides for generally six month periods ("Offering Periods"), to be designated by the Compensation Committee, during which payroll deductions will be accumulated under the GESOP. Each Offering Period will commence on the first business date (the "Commencement Date") coincident with or next following the applicable entry date designated by the Committee as the beginning of an Offering Period (typically, the first business day of January and July), and will conclude generally on the last business day of the sixth calendar month ending after the Commencement Date.

     Options. On the first day of each Offering Period, subject to the terms of the GESOP, the Company will grant to each eligible employee who is then a participant in the GESOP an option to purchase on the last day of the Offering Period at the Option Price (described below) that number of shares of common stock reserved under the GESOP which the employee's accumulated payroll deductions on the last day of the Offering Period will pay for at the Option Price. The "Option Price" for each Offering Period is equal to the lesser of (i) 85% of the fair market value per share of common stock on the first business day of the Offering Period or (ii) 85% of the fair market value per share of common stock on the last business day of the Offering Period. On March 16, 2001, the last reported sale price of a share of common stock on the New York Stock Exchange was $18.45.

     Options granted under the GESOP are not transferable other than by will and under the laws of descent and distribution and, during the lifetime of the optionee, may not be exercised by anyone other than the optionee. All unexercised rights to purchase shares will terminate upon termination of employment of an optionee, and any accumulated payroll deductions of the optionee will be refunded in cash.

     Transfer Restrictions. Unless modified by the Committee, shares of common stock purchased under the GESOP may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent or distribution, until the date which is three months after the last day of the Offering Period in which they were purchased.

     Amendments. The Board of Directors may terminate or amend the GESOP at any time; provided, however, that the Board of Directors may not, without approval by the stockholders of the Company in a manner satisfying the requirements of
Section 423 of the Internal Revenue Code (the "Code"), increase the maximum number of shares of common stock available for purchase under the GESOP. Accordingly, the Company is seeking shareholder approval of the amendment to the GESOP at this Annual Meeting. In addition, no termination or amendment of the GESOP may adversely affect the rights of an optionee in the reasonable discretion of the Committee with respect to any option held as of the date of such termination or amendment without the optionee's consent.

     Federal Tax Treatment of Options under the GESOP. The GESOP is intended to qualify as an "employee stock purchase plan" as defined under Section 423 of the Code. Under the applicable Code provision, an employee subject to United States taxation will recognize no federal income tax upon either the grant or exercise of an option granted under the GESOP. If the employee subject to United States taxation sells or otherwise disposes of shares of common stock purchased under the GESOP within two years after the date the applicable option was granted, or within one year after the date such option was exercised (a disqualifying disposition), such employee will be taxed at ordinary income rates on an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time the option was exercised. Even if the shares are disposed of for less than the fair market value measured as of the date of exercise, the same amount of ordinary income is attributed to the employee. The difference between the amount received on the disposition of the shares and the employee's tax basis in the shares, as adjusted to reflect the amount taxed as ordinary income, will be recognized as a capital gain or loss. If the participant makes a disqualifying disposition of shares, the Company will be entitled to an income tax deduction for the taxable year of the Company in which the disposition occurs. The income tax deduction may be limited by the deductibility of compensation paid to certain officers of the Company under
Section 162(m) of the Code. To the extent allowed, the Company's tax deduction is generally measured as the amount by which the fair market value of the shares on the date of purchase exceeds the purchase price. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     If an employee sells or disposes of shares more than two years after the applicable option was granted, and more than one year after the option was exercised, such employee will be taxed at ordinary income rates on the amount equal to the lesser of the excess of the fair market value of such shares at the time of the disposition over the Option Price or the excess of the fair market value of the shares at the time the option was granted over the Option Price. The difference between the amount realized on the disposition of such shares and the optionee's tax basis in such shares (as adjusted by the amount of ordinary income recognized) will be recognized as a long-term capital gain.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the GESOP. It does not purport to be complete and does not discuss the tax consequences arising in the event of a participant's death or the income tax laws of the municipality, state or foreign country under which the participant's income may be taxable.

     A copy of this amendment to the GESOP is attached as Exhibit 10.22 to the Company's 2000 Annual Report on Form 10-K and incorporated by reference in this Proxy Statement.

     THE BOARD OF DIRECTORS CONSIDERS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE BOSTON SCIENTIFIC CORPORATION GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN.

AWARDS PREVIOUSLY GRANTED UNDER THE GESOP

     The following table sets forth information as of December 31, 2000, with respect to various purchases under the GESOP during the last fiscal year by (i) each of the Company's chief executive officer and the four next most highly compensated officers, (ii) all current executive officers of the Company as a group, (iii) all eligible directors, excluding current executive officers, of the Company as a group, and (iv) all employees of the Company, excluding executive officers, as a group. Non-employee Directors of the Company are not eligible to participate under the Plan.

                                                            SHARES PURCHASED UNDER
NAME AND POSITION                                                 THE GESOP             VALUE(1)
-----------------                                           ----------------------    ------------
James R. Tobin............................................                0                      0
President and Chief Executive Officer

Pete Nicholas(2)..........................................                0                      0
Founder and Chairman of the Board

Lawrence C. Best..........................................            1,125           $     20,756
Senior Vice President -- Finance & Administration and
Chief Financial Officer

Paul A. LaViolette........................................            1,215           $     22,417
Senior Vice President,
President -- Boston Scientific International
and Group President Cardiovascular

Paul W. Sandman...........................................              811           $     14,963
Senior Vice President,
Secretary and General Counsel

All executive officers as a group (12 persons)............            8,429           $    155,515

All eligible directors of the Company, excluding
executive officers, as a group (0 persons)................                0                      0

All employees of the Company, excluding executive
officers, as a group (approximately 3,159 persons)........          745,152           $ 13,748,054

---------------

(1) During 2000, shares issued under the GESOP were purchased at prices ranging from $18.59 to $18.65 per share. The amounts listed above represent the value of these shares on March 16, 2001, the record date for this meeting. The last reported sales price on the New York Stock Exchange of the Company's common stock on the March 16, 2001 was $18.45.
(2) Mr. Pete Nicholas, a beneficial owner of more than 5% of the total voting power or value of the Company's common stock, is not eligible to participate in the GESOP pursuant to its terms.

                                STOCK OWNERSHIP

WHO ARE THE LARGEST OWNERS OF THE COMPANY'S STOCK?

     Four stockholders beneficially own more than 5% of the Company's common stock. The table below sets forth information, as of February 1, 2001, regarding the beneficial ownership of these individuals and entities. In general, "beneficial ownership" includes those shares a person or entity has the power to vote or transfer, and stock options or warrants that are exercisable currently or within 60 days. Unless otherwise indicated, the persons and entities named below have sole voting and investment power over the shares listed. As of February 1, 2001, there were 400,068,321 shares of Company common stock outstanding.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                             AS OF FEBRUARY 1, 2001

                                                              NUMBER OF SHARES         PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED    SHARES OUTSTANDING
                 ------------------------                    ------------------    ------------------
John E. Abele(1)...........................................      28,339,050                7.1%
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760

Robert M. Dombroff(2)......................................      34,939,286                8.7%
as Trustee of The Abele Children's Irrevocable
Trust Dated October 29, 1979
c/o Bingham Dana LLP
One State Street
Hartford, CT 06103

Pete Nicholas(3)...........................................      54,944,351               13.7%
c/o Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760

Promerica, L.P.(4).........................................      52,117,340               13.0%
Pete Nicholas, General Partner
c/o Bingham Dana LLP
One State Street
Hartford, CT 06103

---------------

(1) Includes 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director and 48,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 34,939,286 shares of common stock held by Robert M. Dombroff as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 858,600 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 200,000 shares held by Mary
    S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership.
(2) Mr. Dombroff serves as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, and disclaims beneficial ownership of these shares.
(3) Excludes 13,070,012 shares of common stock held by Robert M. Dombroff and N.
    J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 76,000 shares held by Mr. Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Includes 52,117,340 shares of common stock held by Promerica, L.P., separately presented, a family limited partnership of which Mr. Pete Nicholas is general partner and with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Pete Nicholas and his spouse, with whom he shares voting and investment power, and 535,693 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.
(4) These shares are also included in the shares held by Mr. Pete Nicholas, separately presented, because as general partner of Promerica, L.P., Mr. Nicholas is deemed to have beneficial ownership of these shares.

HOW MUCH STOCK DO THE COMPANY'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

     The following table shows, as of February 1, 2001, the amount of common stock of the Company beneficially owned by:

        - the Company's directors;

        - the executive officers of the Company named in the Summary Compensation Table below; and

        - all of the directors and executive officers of the Company as a group.

                   STOCK OWNERSHIP OF OFFICERS AND DIRECTORS
                             AS OF FEBRUARY 1, 2001

                                                              NUMBER OF SHARES         PERCENT OF
NAME                                                         BENEFICIALLY OWNED    SHARES OUTSTANDING
----                                                         ------------------    ------------------
John E. Abele(1)...........................................      28,339,050                7.1%
Joseph A. Ciffolillo(2)....................................         471,121                  *
Joel L. Fleishman(3).......................................          54,500                  *
Ray J. Groves(4)...........................................           8,672                  *
Lawrence L. Horsch(5)......................................          46,238                  *
N.J. Nicholas, Jr.(6)......................................         100,853                  *
Pete Nicholas(7)...........................................      54,944,351               13.7%
John E. Pepper(8)..........................................           8,760                  *
Warren B. Rudman(9)........................................           5,133                  *
James R. Tobin(10).........................................         400,000                  *
Lawrence C. Best(11).......................................       1,776,843                  *
Paul A. LaViolette(12).....................................         419,111                  *
Paul W. Sandman(13)........................................         348,878
All directors and executive officers as a group(14)........      87,593,553               21.7%

---------------

  * Reflects beneficial ownership of less than one percent (1%) of the outstanding common stock of the Company.

 (1) Includes 1,300,000 shares of common stock held by a corporation of which Mr. Abele is the sole stockholder and director and 48,000 shares subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan. Excludes 34,939,286 shares of common stock held by Robert
     M. Dombroff as Trustee of The Abele Children's Irrevocable Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Abele's children, 858,600 shares held by John E. Abele, Mary S. Abele, Alexander T. Abele, Christopher S. Abele and Jennifer L. Abele as Trustees of The Argosy Foundation, an irrevocable charitable trust, and 200,000 shares held by Mary S. Abele, the spouse of Mr. Abele, with respect to all of which Mr. Abele disclaims beneficial ownership.

 (2) Excludes 1,324,550 shares held by a trust of which Mr. Ciffolillo's spouse and children are trustees and beneficiaries, with respect to which Mr. Ciffolillo disclaims beneficial ownership. Includes 8,001 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan.

 (3) Includes 18,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan. Excludes 4,000 shares held by a charitable foundation of which Mr. Fleishman is the president and with respect to which Mr. Fleishman disclaims beneficial ownership.

 (4) Includes 1,334 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 2,838 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

 (5) Includes 29,476 shares of common stock subject to exercisable options granted pursuant to the SCIMED Life Systems, Inc. 1991 Directors' Stock Option Plan and 15,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan, as well as 1,762 shares owned jointly with Mr. Horsch's wife, with respect to which Mr. Horsch shares voting and investment power.

 (6) Excludes 13,070,012 shares of common stock held by Robert M. Dombroff and
     N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth
     V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 76,000 shares held by Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. N. J. Nicholas, Jr. disclaims beneficial ownership. Includes 20,000 shares of common stock held by Mr. N.J. Nicholas, Jr., as sole trustee of a revocable trust for the benefit of Mr. N.J. Nicholas, Jr.'s wife and children, 15,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 Non-Employee Directors' Stock Option Plan and 5,853 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

 (7) Excludes 13,070,012 shares of common stock held by Robert M. Dombroff and
     N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1979 Irrevocable Family Trust dated October 29, 1979, an irrevocable trust for the benefit of Mr. Pete Nicholas' children, 170,954 shares of common stock held by Ruth
     V. Lilly Nicholas and N. J. Nicholas, Jr. as Trustees of The Peter M. Nicholas 1993 Irrevocable Family Trust dated February 1, 1993, an irrevocable trust for the benefit of Mr. Pete Nicholas' children and spouse, and 76,000 shares held by Mr. Pete Nicholas and Anastasios Parafestas as Trustees of The Gore Creek Trust dated October 28, 1997, an irrevocable trust for the benefit of Mr. N. J. Nicholas, Jr.'s children, with respect to all of which Mr. Pete Nicholas disclaims beneficial ownership. Includes 52,117,340 shares of common stock held by Promerica, L.P., a family limited partnership of which Mr. Pete Nicholas is general partner and with respect to which Mr. Pete Nicholas is deemed to have beneficial ownership, 1,675,043 shares held jointly by Mr. Pete Nicholas and his spouse, with whom he shares voting and investment power, and 535,693 shares subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans.

 (8) Excludes 1,200 shares held by Mr. Pepper's spouse with respect to which Mr. Pepper disclaims beneficial ownership. Includes 1,760 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

 (9) Includes 2,133 common stock equivalents acquired pursuant to the Company's Deferred Compensation Program offered to non-employee directors.

(10) Includes 400,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1995 Long-Term Incentive Plan.

(11) Includes 1,741,128 shares of common stock subject to exercisable options granted to Mr. Best pursuant to certain Stock Option Agreements dated June 22, 1992 and the Company's 1995 Long-Term Incentive Plan as well as 10,666 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Best has sole voting but not investment power.

(12) Includes 402,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans as well as 10,666 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. LaViolette has sole voting but not investment power.

(13) Excludes 4,350 shares of common stock held by Mr. Sandman as custodian for his children as to which he disclaims beneficial ownership. Includes 332,000 shares of common stock subject to exercisable options granted pursuant to the Company's 1992 and 1995 Long-Term Incentive Plans as well as 10,666 shares of restricted stock subject to certain tax withholding and forfeiture provisions with respect to which Mr. Sandman has sole voting but not investment power. The balance (except two shares) is held jointly by Mr. Sandman and his spouse, with whom he shares voting and investment power.

(14) Please refer to footnotes 1 through 13 above.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

                             THE BOARD OF DIRECTORS

WHO SITS ON THE COMPANY'S BOARD OF DIRECTORS?

     As of this Annual Meeting, the Board of Directors will consist of nine members, divided into three classes of which one class will have two members, one class will have three members and one class will have four members. The Board of Directors may, at its discretion, realign the current members of each class in order to make the number of members in each class more equal. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the Company's Class III directors expires at this Annual Meeting. Messrs. Joseph A. Ciffolillo and N.J. Nicholas, Jr. currently serve in this class and have been nominated for re-election at the Annual Meeting. There are no other vacancies on the Board as of this Annual Meeting.

     The following directors hold the Company's remaining Board seats:

                     CLASS I DIRECTORS (TERM EXPIRES 2002)

NAME
----
Ray J. Groves..........................  Mr. Groves is Chairman of Legg Mason Merchant Banking, Inc., a
Age 65                                   subsidiary of Legg Mason, Inc. Mr. Groves served as Chairman and
Director since 1999                      Chief Executive Officer of Ernst & Young for 17 years
                                         until his retirement in 1994. Mr. Groves currently serves
                                         as a member of the Boards of Directors of Allegheny
                                         Technologies Incorporated, American Water Works Company,
                                         Inc., Electronic Data Systems Corporation, Marsh &
                                         McLennan Companies, Inc., and The New Power Company. Mr.
                                         Groves is a managing director, treasurer and secretary of
                                         the Metropolitan Opera Association. He is also Chair of
                                         the Board of Directors of The Ohio State University
                                         Foundation and a member of the Dean's Advisory Council of
                                         the Fisher College of Business. Mr. Groves received a B.S.
                                         degree from The Ohio State University.

                     CLASS I DIRECTORS (TERM EXPIRES 2002)

                 NAME
                 ----
Pete Nicholas..........................  Mr. Nicholas, a co-founder of the Company, has been the
Age 59                                   Chairman of the Board of the Company since 1995. He has been a
Director since 1979                      director since 1979 and served as the Chief Executive
                                         Officer from 1979 to March 1999 and Co-Chairman of the
                                         Board from 1979 to 1995. Prior to joining the Company, he
                                         was corporate director of marketing and general manager of the Medical Products Division at Millipore Corporation, a
                                         medical device company, and served in various sales,
                                         marketing and general management positions at Eli Lilly
                                         and Company. He is currently Vice Chairman of the Board of
                                         Trustees of Duke University and a member of the Board's
                                         Executive Committee. Mr. Nicholas is also a member of the
                                         American Academy of Achievement and has recently received
                                         the Phoenix Lifetime Achievement Award. He is also a
                                         recent recipient of the Ellis Island Medal of Honor, and
                                         is a Fellow of the American Academy of Arts and Sciences.
                                         He is a member of the Massachusetts Business Roundtable
                                         and currently serves on the boards of the Boys & Girls
                                         Club of Boston, Massachusetts High Technology Council, and
                                         CEO's for Charter Schools. Mr. Nicholas also serves on
                                         several for profit and not-for-profit boards. After
                                         college, Mr. Nicholas served as an officer in the U.S.
                                         Navy, resigning his commission as lieutenant in 1968. Mr.
                                         Nicholas received a B.A. degree from Duke University, and
                                         an M.B.A. degree from The Wharton School of the University of Pennsylvania. He is also the brother of N.J. Nicholas,
                                         Jr., a director of the Company.

Warren B. Rudman.......................  Senator Warren B. Rudman became a partner in the international
Age 70                                   law firm Paul, Weiss, Rifkind, Wharton, and Garrison in 1992 after
Director since 1999                      serving two terms as a U.S. Senator from New Hampshire
                                         from 1980 to 1992. Senator Rudman serves as Chairman of
                                         the President's Foreign Intelligence Advisory Board and
                                         serves on the Boards of Trustees of Valley Forge Military
                                         Academy, the Brookings Institution, and the Council on
                                         Foreign Relations. He also serves on the boards of Allied
                                         Waste Industries, Inc., the American Stock Exchange, Inc.,
                                         The Chubb Corporation, Collins & Aikman Corporation,
                                         Raytheon Corporation and several funds managed by the
                                         Dreyfus Corporation. He is also the founding co-chairman
                                         of the Concord Coalition. Senator Rudman received a B.S.
                                         from Syracuse University and a LL.B. from Boston College
                                         Law School and served in the U.S. Army during the Korean
                                         War.

                     CLASS I DIRECTORS (TERM EXPIRES (2002)

                 NAME
                 ----
James R. Tobin.........................  Mr. Tobin is the President, Chief Executive Officer and director of
Age 56                                   Boston Scientific. Prior to joining the Company, Mr. Tobin served
Director since 1999                      as President and Chief Executive Officer of Biogen, Inc.
                                         from 1997 to 1998 and Chief Operating Officer of Biogen
                                         from 1994 to 1997. From 1972 to 1994, Mr. Tobin served in
                                         a variety of executive positions with Baxter
                                         International, including President and Chief Operating
                                         Officer from 1992 to 1994. Previously, he served at Baxter as Managing Director in Japan, Managing Director in Spain,
                                         President of Baxter's I.V. Systems Group and Executive
                                         Vice President. Mr. Tobin currently serves on the Boards
                                         of Directors of Beth Israel Deaconess Medical Center, the
                                         Carl J. Shapiro Institute for Education and Research,
                                         Curis, Inc. and Applera Corporation (formerly PE
                                         Corporation). Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School. Mr. Tobin also served as a lieutenant in the U.S. Navy from 1968 to 1972.

                     CLASS II DIRECTORS (TERM EXPIRES 2003)

                 NAME
                 ----
John E. Abele..........................  Mr. Abele, a co-founder of the Company, has been a director of
Age 64                                   Boston Scientific since 1979, Founder Chairman since 1995 and
Director since 1979                      Co-Chairman from 1979 to 1995. Mr. Abele held the position of Treasurer from 1979 to 1992 and Vice Chairman and
                                         Founder, Office of the Chairman from February 1995 to
                                         March 1996. He was President of Medi-tech, Inc. from 1970
                                         to 1983, and prior to that served in sales, technical and
                                         general management positions for Advanced Instruments,
                                         Inc. Mr. Abele is the Vice Chairman of the Board and
                                         Treasurer of the FIRST (For Inspiration and Recognition of
                                         Science and Technology) Foundation and is also a member of numerous not-for-profit boards. Mr. Abele received a B.A.
                                         degree from Amherst College.

Joel L. Fleishman......................  Mr. Fleishman served as President of The Atlantic Philanthropic
Age 66                                   Service Company, Inc. from September 1993 until January
Director since 1992                      2001, when he became Senior Advisor of that organization.
                                         He is also Professor of Law and Public Policy and has
                                         served in various administrative positions, including
                                         First Senior Vice President, at Duke University, since
                                         1971. Mr. Fleishman is a founding member of the governing
                                         board of the Duke Center for Health Policy Research and
                                         Education and was the founding director of Duke
                                         University's Terry Sanford Institute of Public Policy. He
                                         is the director of the Samuel and Ronnie Heyman Center for
                                         Ethics, Public Policy and the Professions. Mr. Fleishman
                                         also serves as Vice-Chairman of the Board of Trustees of
                                         the Urban Institute and as a director of Polo Ralph Lauren
                                         Corporation. Mr. Fleishman received A.B., M.A. and J.D.
                                         degrees from the University of North Carolina at Chapel
                                         Hill and an LL.M. degree from Yale University.

Lawrence L. Horsch.....................  Mr. Horsch has served as Chairman of Eagle Management &
Age 66                                   Financial Corp, a management consulting firm, since 1990.
Director since 1995                      Previously, he had been Chairman of the Board of SCIMED
                                         Life Systems, Inc. from 1977 to 1994, director from 1977
                                         to 1995 and Acting Chief Financial Officer from 1994 to
                                         1995. He was Chairman and Chief Executive Officer of
                                         Munsingwear, Inc., from 1987 to 1990. Mr. Horsch also
                                         serves on several private company boards. Mr. Horsch
                                         received a B.A. degree from the University of St. Thomas
                                         and an M.B.A. degree from Northwestern University.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Audit, Executive Compensation and Human Resources, and Corporate Governance Committees.

                           BOARD COMMITTEE MEMBERSHIP
                             AS OF FEBRUARY 1, 2001

                                                                  EXECUTIVE COMPENSATION
                                                                   AND HUMAN RESOURCES      GOVERNANCE
NAME                                           AUDIT COMMITTEE          COMMITTEE           COMMITTEE
----                                           ---------------    ----------------------    ----------
Joel L. Fleishman............................         *                     *                   *
Ray J. Groves................................                               *                   *
Lawrence L. Horsch...........................         *                     *
Pete Nicholas................................                                                   *
John E. Pepper...............................         *                                         *
Warren B. Rudman.............................                               *                   *

     Audit Committee. The Audit Committee met six times during fiscal year 2000. The primary functions of the Audit Committee are to provide assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting, internal control, independent audit and reporting practices and to maintain, by way of regularly scheduled meetings, a direct line of communication among the directors, management, the Company's internal auditors and the Company's independent auditors. The Audit Committee recommends the selection of the Company's independent auditors, evaluates their independence and reviews the reports and other services provided by the independent auditors. The Audit Committee is also responsible for monitoring the Company's adherence to established corporate policies, codes and practices. The Audit Committee is governed by a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. Each of the members of the audit committee is independent and financially literate, including at least one who has accounting or financial management expertise, as required of audit committee members by the New York Stock Exchange. In accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, the Audit Committee Report can be found on page 24 hereof.

     Executive Compensation and Human Resources Committee. The Compensation Committee met eight times during fiscal year 2000. The Executive Compensation and Human Resources Committee (the "Compensation Committee") is responsible for granting stock options and other awards to the Company's key employees, administering the Company's incentive plans and reviewing and recommending the compensation of the Company's executive officers. The Compensation Committee is also responsible for overseeing the process of succession planning and management development within the Company. In accordance with the rules and regulations of the Securities and Exchange Commission, the Report on Executive Compensation can be found on pages 21 through 23 hereof.

     Corporate Governance Committee. The Corporate Governance Committee met five times during fiscal year 2000. The Corporate Governance Committee has responsibility for recommending nominees for election and re-election to the Board, ensuring that Board nominations are consistent with the needs of the Company, reviewing the independence and performance of all members of the Board, recommending Board committee assignments, reviewing and recommending Board policies and procedures, and assessing Board performance. In addition, the Corporate Governance Committee is responsible for recommending to the Board candidates for Chief Executive Officer, evaluating the performance of the Chief Executive Officer, and developing an ongoing succession plan for the Chief Executive Officer. In 1999, the Board adopted a Corporate Governance

Manual which outlines the role, responsibilities and structure of the Board and its committees. The Corporate Governance Committee reviews this Corporate Governance Manual on an annual basis.

HOW OFTEN DID THE BOARD MEET IN 2000?

     The Board met in person or telephonically eight times in fiscal year 2000. Each director attended 75% or more of the meetings of the Board and of the Committees on which he served with the exception of Mr. Pepper.

HOW ARE THE COMPANY'S DIRECTORS COMPENSATED?

          Employee Directors. Directors who are also employees of the Company receive no additional compensation for serving on the Board or its Committees.

          Non-employee Directors. During 2000, the Company compensated its non-employee directors as follows:

           - an annual retainer of $35,000;

           - an annual fee of $5,000 for each Board Committee chaired by the non-employee director; and

           - an annual option grant of 4,000 shares of Boston Scientific common stock. (The option exercise price is the fair market value on the date of the grant, normally the date of the Company's Annual Meeting of Stockholders. The options become exercisable in three equal installments, commencing on the first anniversary of the date of grant, and have a ten year term.)

          Beginning in May 2001, the annual option grant referenced above will be reduced from 4,000 to 2,000 shares of Boston Scientific common stock, granted at the fair market value on the date of grant and vesting over three years. Non-employee directors will also receive 2,000 shares of restricted stock, subject to certain vesting and forfeiture provisions, granted as of the date of the Company's Annual Meeting of Stockholders. Non-employee directors may defer receipt of the annual retainer, Committee chair fees and restricted stock awards under the Company's Deferred Compensation Program, which allows these payments to be invested in common stock equivalents as well as other investment options.

          Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business.

ARRANGEMENTS FOR THE ELECTION OF DIRECTORS.

     The Company does not have any current arrangements relating to the election of directors to its Board.

RELATED PARTY TRANSACTION WITH DIRECTOR AND CHAIRMAN OF THE BOARD.

     The Company had leased until June 1998 property at 135 Forbes Boulevard in Mansfield, Massachusetts, from the 135 Forbes Boulevard Trust, of which Mr. Anastasios Parafestas is the sole trustee and Mr. Pete Nicholas and his wife are the beneficiaries. In connection with its lease of this property, the Company also agreed to guarantee the obligations of the 135 Forbes Boulevard Trust under an industrial development loan due February 2001 issued with respect to the property. In February 2000, the 135 Forbes Boulevard Trust sold the property and the industrial development loan was paid in full.

                               EXECUTIVE OFFICERS

WHO ARE THE COMPANY'S EXECUTIVE OFFICERS AS OF MARCH 31, 2001?

NAME                                                               TITLE
----                                                               -----
Pete Nicholas..........................  Director, Chairman of the Board
James R. Tobin.........................  Director, President and Chief Executive Officer
John E. Abele..........................  Director, Founder Chairman
Lawrence C. Best.......................  Senior Vice President -- Finance & Administration and
                                         Chief Financial Officer
Paul Donovan...........................  Vice President -- Corporate Communications
Paul A. LaViolette.....................  Senior Vice President, President, Boston Scientific
                                         International, and Group President Cardiovascular
Robert G. MacLean......................  Senior Vice President -- Human Resources
Kshitij Mohan, Ph.D. ..................  Senior Vice President and Chief Technology Officer
Stephen F. Moreci......................  Senior Vice President and Group President Endosurgery
Arthur L. Rosenthal, Ph.D..............  Senior Vice President and Chief Scientific Officer
Paul W. Sandman........................  Senior Vice President, Secretary and General Counsel
James H. Taylor, Jr. ..................  Senior Vice President -- Corporate Operations

     Biographical information concerning the Company's executive officers can be found under the caption "Directors and Executive Officers of the Company" included in the Company's 2000 Annual Report on Form 10-K, which is incorporated by reference in this Proxy Statement. Stockholders may obtain a copy of this report, without exhibits, for no charge by requesting it in writing from the Company at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537, Attention: Investor Relations.

HOW WERE THE COMPANY'S EXECUTIVE OFFICERS COMPENSATED IN 2000?

     The following tables show salaries, bonuses, restricted stock awards, options and other compensation during the last three years and options granted and exercised in 2000 for the Chief Executive Officer and the next four most highly compensated executive officers of the Company (the "Named Officers") as of December 31, 2000.

                           SUMMARY COMPENSATION TABLE
                            AS OF DECEMBER 31, 2000

                                                                LONG TERM COMPENSATION
                                                                          AWARDS
                                                              ------------------------------
                                 ANNUAL COMPENSATION(1)                          SHARES
         NAME AND             ----------------------------    RESTRICTED    UNDERLYING STOCK       ALL OTHER
    PRINCIPAL POSITION        YEAR     SALARY     BONUS(2)     STOCK(3)         OPTIONS         COMPENSATION(4)
    ------------------        ----    --------    --------    ----------    ----------------    ---------------
James R. Tobin............    2000    $729,996    $408,798            0          930,000            $14,661
President and                 1999    $700,000    $458,992            0        1,000,000            $ 7,400
Chief Executive Officer       1998          --          --           --               --                 --

Pete Nicholas(5)..........    2000    $700,003    $392,002            0          572,250            $87,698
Founder and                   1999    $747,000    $590,925            0                0            $99,725
Chairman of the Board         1998    $725,000    $    400            0           15,000            $98,561

Lawrence C. Best..........    2000    $415,001    $249,001     $368,000          770,000            $ 7,113
Senior Vice President --      1999    $397,000    $235,290            0           20,000            $ 6,458
Finance & Administration      1998    $380,000    $      0            0          515,000            $ 5,918
and Chief Financial
Officer

Paul A. LaViolette........    2000    $385,008    $207,904     $368,000          320,000            $25,431
Senior Vice President,        1999    $320,000    $225,021            0           40,000            $26,501
President, Boston Scientific  1998    $285,000    $      0            0           15,000            $24,727
International and Group
President Cardiovascular

Paul W. Sandman...........    2000    $326,040    $234,739     $368,000          275,000            $31,718
Senior Vice President,        1999    $312,000    $184,860            0           20,000            $34,951
Secretary and General         1998    $297,000    $      0            0           15,000            $34,356
Counsel

---------------
(1) The Company annually provides executive officers an executive benefit package, in addition to regular employee benefits such as contributory health insurance, consisting of:

       - executive life insurance; and

       - an allowance in the amount of $25,000 for other perquisites such as company cars, medical examinations and financial, estate and tax planning services.

    In addition, the Company annually provides for transportation services as an executive benefit for Mr. Pete Nicholas.

(2) Bonuses reported in 1999 and 2000 represent amounts earned for each year, but paid in the subsequent year.

(3) On January 3, 2000, Messrs. Best, LaViolette and Sandman received restricted stock awards each in the amount of 16,000 shares vesting in three nearly equal annual installments beginning with the first anniversary of the award. The awards are subject to certain tax withholding and forfeiture provisions and would be entitled to receive dividends, if the Company declares and pays dividends on its common stock. The amounts reflected in this table represent the value of the restricted stock award on the date of grant, based on the last reported sales price of the Company's common stock on the New York Stock Exchange ($23.00). As of December 31, 2000, the value of each of these awards was $219,000, based on the last reported sales price of the Company's common stock on the New York Stock Exchange on the last trading day of calendar year 2000 ($13.6875).

(4) The following amounts paid to or on behalf of the Named Officer for 2000 are included in the table under the caption "All Other Compensation":

                                                      COMPANY MATCH       NET
                                                      (401(K) PLAN)    PREMIUM*     PREMIUM PAID**
                                                      -------------   -----------   --------------
James R. Tobin......................................     $3,825              --        $10,836
Pete Nicholas.......................................     $   --         $87,698
Lawrence C. Best....................................     $3,825              --          3,288
Paul A. LaViolette..................................     $3,825         $21,606             --
Paul W. Sandman.....................................     $3,825         $27,893             --

---------------
  * Net Premium represents the net cost on an actuarial basis to the Company of premiums paid on behalf of Messrs. Nicholas, LaViolette and Sandman for split dollar life insurance which will be recovered by the Company at a later date.

 ** Premium Paid represents amounts paid by the Company on behalf of Messrs.
    Tobin and Best for term life insurance.

(5) The amounts reflected in Mr. Pete Nicholas' bonus column include awards of $500 in 2000, $1,000 in 1999 and $400 in 1998 to Mr. Pete Nicholas in
    connection with the issuance of patents in his name pursuant to an established employee recognition program.

                             2000 OPTION/SAR GRANTS

                                         PERCENT OF                               POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF       TOTAL                                     ASSUMED ANNUAL RATES OF
                            SHARES        OPTIONS                                  STOCK PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO    EXERCISE OR                        OPTION TERM(3)
                            OPTIONS     EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------------
NAME                      GRANTED(1)      2000(2)       PER SHARE       DATE           5%              10%
----                      -----------   ------------   -----------   ----------   -------------   --------------
James R. Tobin..........     90,000          .49%       $28.3125       5/9/10      $1,602,502      $ 4,061,055
                             90,000          .49%       $17.0000      7/26/10      $  962,209      $ 2,438,426
                            750,000         4.07%       $12.2500      12/6/10      $5,777,969      $14,642,509

Pete Nicholas...........     90,000          .49%       $28.3125       5/9/10      $1,602,502      $ 4,061,055
                             90,000          .49%       $17.0000      7/26/10      $  962,209      $ 2,438,426
                            392,250         2.13%       $12.2500      12/6/10      $3,021,878      $ 7,658,032

Lawrence C. Best........     60,000          .33%       $28.3125       5/9/10      $1,068,354      $ 2,707,418
                             60,000          .33%       $17.0000      7/26/10      $  641,473      $ 1,625,617
                            650,000         3.53%       $12.2500      12/6/10      $5,007,573      $12,690,174

Paul A. LaViolette......     60,000          .33%       $28.3125       5/9/10      $1,068,354      $ 2,707,418
                             60,000          .33%       $17.0000      7/26/10      $  641,473      $ 1,625,617
                            200,000         1.09%       $12.2500      12/6/10      $1,540,792      $ 3,904,669

Paul W. Sandman.........     50,000          .27%       $28.3125       5/9/10      $  890,295      $ 2,256,182
                             50,000          .27%       $17.0000      7/26/10      $  534,560      $ 1,354,681
                            175,000          .95%       $12.2500      12/6/10      $1,348,193      $ 3,416,585

---------------
(1) Options to purchase shares of common stock were granted to the Named Officers on May 9, 2000 and July 26, 2000, at the fair market value on the date of grant and vesting over four years in equal annual installments on the anniversary dates of the grants. Options to purchase common stock were also granted to the Named Officers in December 2000, at the fair market value on the date of grant and vesting in three nearly equal installments on the anniversary date of the grant.

(2) In 2000, options to purchase 18,413,044 shares of the Company's common stock were granted to employees of the Company.

(3) These columns represent hypothetical future values of the Company's common stock obtainable upon exercise of stock options, net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the Securities and Exchange Commission and do not necessarily reflect management's assessment of the Company's future stock price performance.

         TOTAL 2000 OPTION/SAR EXERCISES AND YEAR-END OPTION/SAR VALUES
                            AS OF DECEMBER 31, 2000

                            SHARES
                          ACQUIRED ON     VALUE        NUMBER         NUMBER             VALUE              VALUE
NAME                       EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE(1)     UNEXERCISABLE(1)
----                      -----------   ----------   -----------   -------------   -----------------   ----------------
James R. Tobin..........          0              0      200,000      1,730,000        $        0          $1,078,125
Pete Nicholas...........          0              0      535,693        908,250        $        0          $  563,859
Lawrence C. Best........          0              0    1,741,128      1,295,000        $8,526,588          $  934,375
Paul A. LaViolette......          0              0      402,000        469,000        $  378,000          $  287,500
Paul W. Sandman.........          0              0      332,000        402,000        $  136,000          $  251,563

---------------
(1) These values reflect the difference between the exercise price per share of in-the-money options and the last reported sales price ($13.6875) of the Company's common stock on the New York Stock Exchange on December 29, 2000, the last trading day of 2000, multiplied by the applicable number of shares underlying the options.

DO THE COMPANY'S EXECUTIVE OFFICERS HAVE ANY SPECIAL EMPLOYMENT, TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS?

     James R. Tobin serves as President and Chief Executive Officer of the Company pursuant to a letter agreement dated March 17, 1999. The agreement provides for an initial base salary of $700,000 and an option grant of 1,000,000 shares of common stock. The option vests over a period of five years and provides for accelerated vesting if Mr. Tobin is terminated without cause by the Company. The exercise price of the option is the market price on the date of the grant.

     Lawrence C. Best serves as Senior Vice President -- Finance and Administration and Chief Financial Officer of the Company pursuant to a letter agreement dated June 22, 1992. The agreement establishes the principal responsibilities of Mr. Best and provides for minimum annual base salary of $300,000 and minimum annual bonus of $25,000. In addition, the agreement provides for the grant of stock options to Mr. Best generally consistent with the terms of the Company's 1992 Long-Term Incentive Plan, but providing for accelerated vesting upon termination without cause or following a material reduction in position, salary or responsibilities.

     During 2000, the Company provided a home improvement loan in the amount of $400,000 to Paul A. LaViolette, Senior Vice President, President Boston Scientific International and Group President Cardiovascular. The principal balance on the loan bears interest at the then-current applicable federal rate for medium term notes (approximately 6%) until the principal balance is paid in full. Principal, together with interest compounded quarterly, shall be due and payable in October 2005.

     In addition to these agreements, key executives of the Company, including the Named Officers, have retention agreements with the Company. In general, the retention agreements entitle key executives to a lump sum payment of three times the executive's base salary and assumed on-plan incentive bonus (or prior year's bonus, if higher), if either the executive's employment is terminated (other than for cause) or his duties are diminished following a change in control. The executive will also be entitled to continuation of health and other welfare benefits for three years. In addition, the Company will compensate the executive for any excise tax liability he may incur by reason of payments made under the agreement.

     The retention agreements also recognize the amendment of the Company's 1992 Long-Term Incentive Plan to provide for the rollover of options in certain transactions accounted for as a pooling-of-interests rather than their being cashed out, and the acknowledgment that options granted under the plan would become immediately exercisable upon a change in control.

     Additionally, under certain circumstances all stock options granted to executive officers, including the Named Officers, under (i) the Company's 1992 Long-Term Incentive Plan, will become immediately vested and exercisable in full in the event of a "change in control" and the value of all outstanding stock options will be cashed out (other than in certain transactions accounted for as a pooling-of-interests), (ii) the Company's 1995 Long-Term Incentive Plan will, unless otherwise determined by the Compensation Committee, become immediately exercisable and be automatically converted into an option or other award which covers shares of stock or other securities equivalent in kind and value to the option held as if exercised immediately prior to the change in control, and (iii) the Company's 2000 Long-Term Incentive Plan prior to December 2000 may become vested and immediately exercisable and/or converted into an option or other award to acquire securities of equivalent kind and value to the option or award held immediately prior to a "change in control" or Covered Transaction (as defined in the Plan). Beginning in December 2000, stock options granted under the Company's 2000 Long-Term Incentive Plan will vest and become immediately exercisable prior to a "change in control" or Covered Transaction, to the extent such vesting and acceleration is not inconsistent with the accounting for the "change in control" or Covered Transaction as a pooling-of-interests, and may, at the discretion of the Compensation Committee, be converted into an option to acquire securities of equivalent kind and value of the surviving entity, as provided in the Plan. In the event of a merger, consolidation or substantial asset sale where the Company is not the surviving entity, Mr. Best's initial stock option agreements authorize the Board of Directors to either make his options exercisable in full prior to a change of control or to have the surviving corporation grant replacement options.

           REPORT ON EXECUTIVE COMPENSATION FOR 2000 BY THE EXECUTIVE
                   COMPENSATION AND HUMAN RESOURCES COMMITTEE

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

     The Company's compensation programs are designed to motivate, reward and retain executive talent of the caliber necessary to provide long-term growth opportunities for the Company's stockholders.

     Executives are principally compensated through base salary, performance-based annual bonus and periodic long-term performance incentives. This three-part compensation approach enables the Company to remain competitive with its industry peers while ensuring that executive officers are appropriately incentivized to deliver short-term results while creating sustainable long-term stockholder value. The Compensation Committee has chosen to put a significant portion of the Company's executives' pay "at risk", with targets consistent with those typically established by other high performing organizations with which the Company competes and the Company's strategic plan.

     In evaluating and establishing rates of base, bonus and long-term incentive pay, the Compensation Committee has periodically sought the assistance, formally or informally, of independent compensation consultants who, among other things, have assembled information concerning compensation levels and philosophies adopted by companies in the same market for executive talent. In particular, the independent consultants have compared the Company's total compensation program, which includes base salary, annual bonus pay, long-term performance incentives, perquisites and executive benefits with programs offered by other companies of comparable size and employee populations in the medical device, high technology and biotechnology businesses. The consultants also have looked at compensation levels and programs established by general industrial companies with similar corporate revenues. In addition, the Company may conduct comparisons throughout the year through a variety of methods such as direct analysis of peer company proxy statements, compilation of survey data published by several independent consulting firms, and customized compensation surveys performed by independent consulting firms.

     Fiscal 2000 executive compensation levels, annual bonus targets and long-term performance incentives were set giving due consideration to the size and complexity of the Company's business and the current competitive environment for executive talent.

EXECUTIVE BASE SALARY FOR 2000

     Salaries paid to executive officers (other than the Chief Executive Officer and Chairman of the Board) are based upon recommendations of the Chief Executive Officer presented to the Compensation Committee for approval or modification. In general, base salaries are set at levels consistent with the average rate paid by the Company's competitors.

     To remain competitive in the industry and to acknowledge individual officer's contributions and objectives, modest base salary increases for executive officers (other than Chief Executive Officer and Chairman of the Board) were approved for 2000 by the Compensation Committee, as recommended by the Chief Executive Officer. More significant increases were paid to certain executive officers who had materially expanded responsibilities in 2000. At Mr. Pete Nicholas' request, his base salary was reduced at the beginning of 2000 to reflect a shift in executive responsibilities following Mr. Tobin's appointment as Chief Executive Officer and was not increased for 2001.

PERFORMANCE BASED ANNUAL BONUS FOR 2000

     The Company's Performance Bonus Award Program for salaried personnel seeks to provide pay for performance by linking bonus awards to both Company and individual performance through a range of award opportunities which depend upon the level of achievement of annual company and individual objectives. Corporate achievement is measured against sales and profitability goals through a matrix of revenue and net income objectives to create a range of bonus award opportunities. Individual achievement for an executive officer is measured by comparing the performance of the strategic corporate functions for which each executive officer is responsible against the business plan of the Company. Generally, annual bonus pay at the executive level is heavily weighted toward overall corporate performance in accordance with the Committee's belief that a principal function of executive personnel is to increase overall stockholder value. Actual bonus payouts for all executive officers in 2000 reflect a reduced percentage of their potential bonus opportunity based on the Company's overall performance generally consistent with percentages applied to other key employees of the Company.

LONG TERM INCENTIVE GRANTS IN 2000

     The Company's broad-based stock option program is intended to attract, retain and motivate key employees for the long term. The Company has sought to coordinate and strengthen its stock incentive program in light of its history of acquisitions and mergers to eliminate conflicts among the various programs previously in place and to establish common objectives for all eligible employees. The Compensation Committee has approved, upon management recommendation, nonqualified stock option grants deep into the organization and across businesses in amounts appropriate for each individual's level of responsibility and ability to affect overall corporate objectives. Options are typically granted at fair market value as of the date of grant and vest over a period of three to five years. They are exercisable until the tenth anniversary of the date of grant or until the expiration of various limited time periods following termination of employment. For 2000, the total number of shares granted under the Company's incentive plans was established at higher than average amounts as compared to industry competitors in order to provide employees with additional incentives.

     In order to retain key personnel in the current tight labor market, the Compensation Committee approved for grant in 2000 one-time restricted stock awards to senior management, including most executive officers, with three year vesting. These grants were part of a broader forward-looking retention program instituted by the Company at the end of 1999 using stock options and restricted stock grants. In accordance with the Company's annual practice, executive officers were considered for and given stock option grants in May 2000. These options were granted at fair market value as of the date of grant and vest over four years. In July 2000, in light of the highly competitive labor market in which the Company competes and the unanticipated decline in the fair market value of the Company's common stock since the May grants, the Compensation Committee approved an additional one-time stock option grant to all eligible recipients of the May 2000 grant, at the fair market value on the date of this grant and vesting over four years. In December 2000, in order to further motivate and retain its key managers, the Company granted special retention option grants to senior managers, including the executive officers, generally equal to a percentage of the total awards granted to these key employees during the years 1997, 1998 and 1999, which had become significantly undervalued.

HOW WAS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED IN 2000?

     Mr. Tobin was appointed President and Chief Executive Officer in March 1999. Pursuant to his employment contract, Mr. Tobin's 1999 base salary was set at a level consistent with the Company's historical compensation practices and was increased slightly for 2000. Mr. Tobin participates in the Company's Performance Bonus Award Program. Actual bonus payouts in 2000 reflected a reduced percentage of his potential bonus opportunity based on Company performance. At his request, Mr. Tobin did not participate in the restricted stock retention program approved for grant in early 2000 to other executive officers, but did participate in the option programs established during 2000.

HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Since 1996, the Company has structured performance-based components of the compensation paid to its executive officers in a manner intended to satisfy these requirements without negatively affecting the Company's overall compensation strategy. The Company's 1995 Long-Term Incentive Plan and the Boston Scientific Corporation 2000 Long-Term Incentive Plan both incorporate provisions intended to comply with
Section 162(m) of the Code. For 2000, the Company elected to implement the compensation and performance bonus award program described above taking into account the limitations imposed by Section 162(m) but without specific attempts to comply with the statute.

     This Report on Executive Compensation does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, except to the extent the Company specifically incorporates this Report by reference into another Company filing.

Members of the Executive Compensation and Human Resources Committee

LAWRENCE L. HORSCH, Chairman                     RAY J. GROVES
JOEL L. FLEISHMAN                                WARREN B. RUDMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee or other directors of the Company which require disclosure in this Proxy Statement.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and other responsibilities set forth in the Audit Committee Charter. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements to be included in the Annual Report including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of Ernst & Young LLP as the Company's independent auditors for 2001.

     This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing with the Securities and Exchange Commission, except to the extent the Company specifically incorporates this Report by reference into another Company filing.

Members of the Audit Committee

JOHN E. PEPPER, Chairman
JOEL L. FLEISHMAN
LAWRENCE L. HORSCH

                            STOCK PERFORMANCE GRAPH

     The graph below compares the five-year total return to stockholders on Boston Scientific common stock with the return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Healthcare (Medical Products and Supplies) Index. The graph assumes $100 was invested in the Company's common stock and in each of the named indices on January 1, 1996, and that all dividends were reinvested.

                                         [STOCK PERFORMANCE GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     Dec. 95      Dec. 96      Dec. 97      Dec. 98      Dec. 99      Dec. 00
----------------------------------------------------------------------------------------------------------------
 Boston Scientific Corporation         $100       $121.83      $ 93.15      $101.88      $ 88.83      $ 55.59
 Healthcare (Medical Products and      $100       $122.96      $169.98      $210.85      $191.03      $275.56
   Supplies) Index
 S&P 500 Index                         $100       $122.96      $169.98      $210.85      $255.21      $231.98

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditors for the Company and will serve in that capacity for the 2001 fiscal year. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions from stockholders.

     The fees billed during 2000 by Ernst & Young LLP for services provided to the Company were as follows:

AUDIT FEES

     Ernst & Young LLP billed Boston Scientific an aggregate of approximately $955,000 for professional services rendered in connection with the Company's annual audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

     Ernst & Young LLP did not provide Boston Scientific with any professional services in connection with Financial Information Systems Design and Implementation.

ALL OTHER FEES

     For 2000, Ernst & Young LLP billed Boston Scientific approximately $2.4 million for other non-audit activities, including audit related services of $687,000 and nonaudit services of $1.7 million. Audit related services generally include fees for pension and statutory audits, business acquisitions, litigation support services, accounting consultation and SEC registration statements and nonaudit services generally include fees for tax advice and consultation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's common stock are required to report their ownership of the Company's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 2000. To the best knowledge of the Company, all of these filing requirements were timely satisfied by its directors, officers and ten percent holders, with the exception of a one late Form 4 which reported the purchase of common stock attributable to Sen. Rudman. In making these statements, the Company has relied upon the written representations of its directors, officers and ten percent holders and copies of the reports that have been filed with the Securities and Exchange Commission.

                             STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in the Company's year 2002 Proxy Statement, we must receive them on or before December 7, 2001. Please address your proposals to the Company's Secretary at Boston Scientific Corporation, One Boston Scientific Place, Natick, Massachusetts 01760-1537. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934.

                              DIRECTOR NOMINATIONS

     The Corporate Governance Committee of the Board will consider qualified nominees for director recommended by stockholders of the Company.
Recommendations should be sent to the Secretary of the Company at the address listed above.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: BOSTON SCIENTIFIC CORPORATION, ATTN: INVESTOR RELATIONS, ONE BOSTON SCIENTIFIC PLACE, NATICK, MASSACHUSETTS 01760-1537.

                                                                        APPENDIX

                                 CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                         BOSTON SCIENTIFIC CORPORATION

     The Audit Committee provides assistance to the Board in fulfilling its responsibility to shareholders and others relating to the Company's financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit function, selection and evaluation of independent auditors, annual independent audit of the Company's financial statements, and legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain auditors, counsel, or other experts for this purpose.

     While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Conduct.

     The independent audit responsibilities of the Audit Committee include:

     - Selecting and, where appropriate, replacing the Company's independent auditors with the approval of the Board;

     - Evaluating the independent auditors and establishing that the independent auditors are ultimately accountable to the Board and the Audit Committee;

     - Meeting privately with the independent auditors at each Audit Committee meeting or as otherwise appropriate;

     - Periodically obtaining from the independent auditors formal written disclosures with respect to all relationships between the auditors and the Company, including those required by the Independence Standards Board, actively engaging in a dialogue with the independent auditors concerning any disclosed relationships or services that may impact their objectivity and independence from management and the Company, and taking appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence;

     - Reviewing the plans, scope and staffing of the examination conducted by the independent auditors and their fees, and recommending approval by the Board;

     - Discussing the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards; and

     - Reviewing the reports, evaluations, and recommendations of the independent auditors and monitoring progress toward correction of any important deficiencies identified by the auditors.

     The internal control responsibilities of the Audit Committee include:

     - Receiving reports on business operations and functions as well as other financial reporting and control issues directly from Corporate Analysis and Control and monitoring progress toward correction of any important deficiencies;

     - Receiving reports directly from Corporate Analysis and Control relative to the travel and expense accounts of the Chief Executive Officer and other executive officers;

     - Discussing with the internal auditors the overall scope and plans for their respective audits;

     - Meeting privately as necessary with the Company's Vice President of Corporate Analysis and Control; and

     - Discussing with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     The corporate compliance responsibilities of the Audit Committee include:

     - Monitoring adherence to established corporate policies, codes and practices, including such matters as conflicts of interest, political contributions, questionable payments and standards of business conduct, and arranging for any special investigations or audits that may be deemed necessary; in this connection, the Committee will receive annually, at its July meeting, a report on compliance confirmations obtained pursuant to the Code of Business Conduct;

     - Maintaining an overview of the Company's policy, practice, staffing and posture regarding general legal matters, tax law and regulatory law issues, and reviewing the Company's relationship with external attorneys; and

     - Making appropriate reports and recommendations to the Board of Directors.

     The reporting responsibilities of the audit committee include:

     - Reviewing the accounting standards and principles followed by the Company and, in this connection, receiving annually from the independent auditors a report describing any material item affecting the financial statements which might be given alternative treatment;

     - Reviewing the Company's compliance with financial reporting requirements;

     - Assuring that the independent auditors review the interim financial information in accordance with applicable auditing standards prior to the filing with the Securities and Exchange Commission of interim financial information in the Company's Quarterly Reports on Form 10-Q;

     - Reviewing with management and the independent auditors the financial statements to be included in the Company's Annual Reports on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and the completeness of the financial statements;

     - Following this review, recommending to the Board whether to include the financial statements in the Company's Annual Reports on Form 10-K for filing with the Securities and Exchange Committee; and

     - Approving and executing a report for inclusion in proxy statements soliciting proxies for use at shareholder meetings at which directors are elected informing shareholders of the Audit Committee's oversight responsibility with respect to financial reporting in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Inc.

     This Section 4.4 (of the Corporate Governance Manual) constitutes the charter of the Audit Committee and governs the structure and operation of the Committee. The Committee shall review and reassess the adequacy of the charter at least annually and recommend to the Board any appropriate changes. The Committee shall be appointed by the Board and shall comprise at least three directors, each of which are independent of management and the Company. Members of the Committee shall be considered independent within the meaning of this
Section 4.4 if they have no relationship that may interfere with the exercise of their independence from management and the Company in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, Inc. All Committee members shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

                                  DETACH HERE


                                     PROXY

                         BOSTON SCIENTIFIC CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PETE NICHOLAS, PAUL W. SANDMAN and LAWRENCE
J. KNOPF, and each of them acting solely, proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and, if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans shown on the reverse side hereof to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Fleet Conference and Training Center, 100 Federal Street, Boston, Massachusetts on Tuesday, May 8, 2001, at 10:00 A.M. (Eastern Daylight Time), and at any adjournment or postponement thereof.

     THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF AND PROXY STATEMENT FOR THE ANNUAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND 2.

-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
   SIDE    (Please sign and date on reverse side and return promptly    SIDE
-----------                in the enclosed envelope)                 -----------

BOSTON SCIENTIFIC CORPORATION
  c/o EQUISERVE
  P.O. BOX 9398
  BOSTON, MA 02205-9398


-----------------
VOTE BY TELEPHONE
-----------------

It's fast, convenient, and immediate!
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

--------------------------------------------------------------------------------
Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the recorded instructions.

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!


----------------
VOTE BY INTERNET
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------

Follow these four easy steps:

1.   Read the accompanying Proxy Statement and Proxy Card.

2.   Go to the Website http://www.eproxyvote.com/bsx

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4.   Follow the instructions provided.

--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT!

Go to HTTP://WWW.EPROXYVOTE.COM/BSX anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS BELOW.
--------------------------------------------------------------------------------

1. Election of Directors.
   NOMINEES: (01) Joseph A. Ciffolillo and (02) N.J. Nicholas, Jr.

   FOR BOTH NOMINEES [ ]                [ ] WITHHELD FROM BOTH NOMINEES

[ ] _______________________________________
    For both nominees except as noted above

2. Approval of an amendment to the Boston Scientific Corporation Global Employment Stock Ownership Plan

     FOR                 AGAINST                  ABSTAIN
     [ ]                   [ ]                      [ ]

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING                                  [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                [ ]

Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles.

Signature:________________ Date:_______ Signature:________________ Date:_______